                                                                    Exhibit 10.1

     ASSIGNMENT OF LEASE

     This assignment made as of and effective from the 1st day of July 1997.


     AMONG


          DISCREET LOGIC INC., a company duly incorporated under the laws of the province of Quebec, having its head office and principal place of business in the City and District of Montreal, herein acting and represented by Francois Plamondon, duly authorized for the purposes hereof as he so declares;

          (Hereinafter referred to as the "Assignor")


     AND


          TGR ZONE CORPORATION., a company duly incorporated under the laws of the province of Quebec, having its head office and principal place of business in the City and District of Montreal, herein acting and represented by Matthew Carson, its Vice-President, duly authorized for the purposes hereof as he so declares;

          (Hereinafter referred to as the "Assignee")


     AND

          BENJAMIN SOFER, businessman and SUSAN KLINEBERG, businesswoman, doing business under the name of "THE PECK BUILDING REG.", both resident and domiciled at 285, de l'Epee Street, Outremont, H2V 3T3, hereby represented by JOEL WEBER, duly authorised to act as their representative and to sign the present document by power of attorney dated August 6, 1998, copy of which is joined to the presents.

          (Hereinafter collectively referred to as the "Landlord")


     WHEREAS by an offer to lease dated April 24, 1995 and a lease signed accordingly on the 24th of February 1998, the Landlord leased to the Assignor certain premises situated on the fifth floor of the 5505 Saint-Laurent Boulevard in Montreal, containing a net leasable area of Forty Two Thousand Eight Hundred Twenty Nine square feet (42,829 sq.ft.), and measuring Forty Four Thousand Eight Hundred and Fifty Nine square feet (44,859 sq.ft.) of gross leasable area, for a period of eight (8) years commencing February 1, 1995 and terminating January 31, 2003;

     WHEREAS by a covenant in paragraph 5 of the lease signed between the Landlord and the Assignor, the Assignor shall not assign or sublet the premises without the written consent of the Landlord, which consent shall not be unreasonably withheld;

     WHEREAS the Assignor has applied to the Landlord for consent to assign the Lease to TGR ZONE CORPORATION;

     WHEREAS the Landlord has agreed to grant his consent to such assignment subject to the terms and conditions set here after;

NOW THEREFORE:

1    DEFINITIONS

          When used in this Assignment or in any schedule attached to this Assignment, the following words or expressions have the meaning hereinafter set forth :

     1.1 "Assignee" is TGR ZONE CORPORATION., a company duly incorporated under the laws of the province of Quebec, having its head office and principal place of business in the City and District of Montreal;

     1.2 "Assignor" is DISCREET LOGIC INC., a company duly incorporated under the laws of the province of Quebec, having its head office and principal place of business in the City and District of Montreal, which is referred to as the "Tenant" in the Lease;

     1.3           "Effective Date" means the 1st of July, 1997;

     1.4 "Landlord" is BENJAMIN SOFER, businessman and SUSAN KLINEBERG, businesswoman, doing business under the name of "THE PECK BUILDING REG.";

     1.5 "Lease" means the offer to lease and the lease referred to in the preamble hereof, any written modification or amendment thereto, and any schedule annexed thereto, said documents being joined to the presents as Annex "A";

     1.6 "Premises" means those certain premises situated on the fifth floor of the 5505 Saint-Laurent Boulevard in Montreal, containing a gross leasable area of approximately Forty-Four Thousand Eight Hundred Fifty-Nine square feet (44,859 sq.ft.);

     1.7 "Rent" means the rental determined in the Lease including any increment provided for and all additional rent or sums payable to the Landlord under any clause of the Lease;

     1.8 "Term" means the remaining duration as of and from the Effective Date, of the Lease which began on the 1st day of February, 1995 and shall expire on the 31st day of January, 2003.



1    CONSIDERATION

     In consideration of one dollar ($1.00) paid by the Assignee to the Assignor, the receipt of which is hereby acknowledged, the Assignor as beneficial owner hereby assigns to the Assignee the Assignor's interest in the Premises as of and from the Effective Date, together with the unexpired residue of the term of the Lease and all benefits to be derived from it subject to the payment of the Rent and the observance and performance of the covenants and conditions on the part of the tenant contained in the Lease.



1    ASSIGNOR'S COVENANT

     The Assignor covenants and agrees with the Assignee that:

     1.1 The Lease is a valid and subsiding lease, that the rent reserved thereby has been duly paid to the 30th day of June 1997, that the covenants and conditions thereof on the part of the Assignor have been duly observed and performed up to the Effective Date, that subject to the payment of the Rent and the observance and performance of the covenants and conditions of the Lease the Assignee may enjoy the Premises for the residue of the terms of years without interruption by the Assignor or any person claiming through him and that the Assignor shall at all times hereafter at the request and cost of the Assignee execute such further assurances in respect of this assignment as the Assignee may reasonably require.

     1.2 The Assignee will have the right to use the office furniture left by the Assignor on the Premises further listed in Annex "B", the property of which is hereby transferred in full ownership to the Assignee.

1    ASSIGNEE'S COVENANT

     1.1           The Assignee covenants with the Assignor that:

            1.1.1       It will at all times during the Term pay the Rent and
                   observe and perform the covenants and conditions specified in the Lease on the part of the tenant therein.

            1.1.2       It will indemnify and save harmless the Assignor from
                   all actions, suits, costs, losses, charges, demands and expenses for and in respect of any non-payment, non-observance and non-performance of any covenant and condition of the Lease.

            1.1.3       It acknowledges that the Lease is not renewable and
                   that should the Assignee obtain a new lease with the Landlord or its heirs, successors, administrators and assigns, the Assignor will be released of any obligation, covenant and condition of the Lease, and it will indemnify and save the Assignor harmless from all actions, suits, costs, charges, demands and expenses in respect of such new lease.

     1.2           The Assignee covenants with the Landlord that:

            1.2.1       It will at all times during the Term pay the Rent and
                   observe and perform the covenants and conditions specified in the Lease on the part of the tenant therein, to be observed and performed as and when the same are required to be observed and performed.

            1.2.2       It acknowledges that the Landlord shall be entitled to
                   all remedies in respect of non-payment of Rent and breaches of covenants and conditions as if the Assignee were the tenant named in the Lease.

            1.2.3       It will indemnify and save harmless the Landlord from
                   all actions, suits, costs, losses, charges, demands and expenses for and in respect of any non-payment, non-observance and non- performance of any covenant and condition of the Lease.

                   The Assignee acknowledges that it is familiar with the
               terms, covenants and conditions of the Lease and all terms and conditions shall apply.


1    LANDLORD'S CONSENT

          The Landlord consents to this assignment of the Lease from the Assignor to the Assignee as of and from the Effective Date, upon and subject to the following terms and conditions:

     1.1 This consent does not in any way derogate from the rights of the Landlord under the Lease nor operate to release the Assignor from its obligations to pay all of the Rent and from the observance and performance of all the terms, covenants and conditions contained in the Lease on the part of the Assignor and notwithstanding the within assignment, the Assignor shall continue to remain liable solidarily with the Assignee, for all of such covenants and conditions during the balance of the Term.

     1.2 This consent does not constitute a waiver of the necessity for consent to any further assignment of subleasing of the Lease which must be completed in accordance with the terms of the Lease.

     1.3 By giving its consent pursuant to this agreement, the Landlord acknowledges and approves the terms of this assignment as between the Assignor and the Assignee, including, without limitation, the provisions of section 4.1.3 hereby.

     1.4 Concurrently with the giving of any notice by the Landlord to the Assignor under the Lease, the Landlord shall give a copy of any notice to the Assignee at:


         TGR Zone Corporation

         777, de la Commune Street West

         Montreal, Qc

         H3C 1Y1

         AS/The President


                   Any notice to the Assignor will be hereafter given at the
            following address :

         Discreet Logic inc.

         10, rue Duke

         Montreal, Qc

         H3C 2L7

         AS/Executive Vice President & CFO

                   Any notice to the Landlord will be hereafter given at the
            following address :

         The Peck Building Reg'd

         TOWER BUILDING MANAGEMENT

         491, boul. Lebeau, suite 201

         Ville Saint-Laurent, QC

         H4N 1S2





1        RE-ENTRY BY ASSIGNOR

     1.1 If the Assignee defaults in its obligations under this agreement to pay the Rent and to observe and to perform the terms, covenants and conditions of the Lease, then in addition to any other remedies it may have, the Assignor, at his option, may give to the Assignee or to the receiver, trustee or liquidator appointed to the Assignee's property, a written notice of its intention to terminate this assignment and if the Assignee is then in default, the term of this assignment shall expire at noon upon the 30th day following the date upon which such notice is given, as fully and completely as if that day were the date fixed for the expiration of this assignment without the necessity of any notice of default, "mise en demeure" or legal process whatsoever.

                   The Assignee shall upon such a termination quit and
            surrender the Premises to the Assignor, and the Assignor, its agents and servants may immediately or at any time thereafter, re-enter the Premises and dispossess the Assignee by any suitable action in law or proceeding at law, without being liable to damages thereof.

     1.1 The termination of the assignment and the re-entry by the Assignor will, without further formality, be deemed to constitute a reassignment from the Assignee to the Assignor of the Premises and all appurtenances and privileges belonging to it, together with the unexpired residue of the Term, the Lease and all benefits and advantages to be derived therefrom.

     1.2 Notwithstanding the termination of the assignment, the re-entry and the reassignment from the Assignee to the Assignor, the covenants of the Assignee in section 4.1 shall continue in full force and effect and the obligations of the Assignee shall remain in full force and effect.

     1.3 The Landlord hereby consents to the re-entry and reassignment as described hereby.

     1.4 If the Assignor re-enters the Premises he may occupy the said Premises for its own account or may, subject to the Landlord's approval as required by the Lease, which consent shall not be unreasonably withheld, further transfer the Lease or any part thereof for such term and at such rental and upon such other terms and conditions as the Assignor in its reasonable discretion considers advisable.



1        PAYMENT BY ASSIGNOR

         Without prejudice to the rights of the Assignor under the presents, the Assignor may, in case of a default of the Assignee to pay the Rent, elect by giving a five days written notice to the Assignee, to pay the unhonoured Rent to the Landlord and offset the payment of the Rent against the rent payable by the Assignor to the Assignee according to a lease signed between the Assignor as tenant and the Assignee as landlord for certain premises located at 10 Duke Street, in Montreal.

1        CONFIRMATION

         The parties hereto do in all other respect hereby confirm that the Lease is in full force and effect, unchanged and unmodified except in accordance with this agreement.



1        LANGUAGE

         The parties hereto have requested that this agreement be drawn up in the English language. Les parties aux presentes reconnaissent avoir demande que la presente entente soit redigee en anglais.

1        BINDING EFFECT

         All covenants hereby contained shall be deemed to benefit to and to be binding upon the Landlord, the Assignor and the Assignee and each of their heirs, executors and permitted successors and permitted assigns respectively.


IN WITNESS WHEREOF the parties hereto have duly executed this agreement as of September 30, 1998.
-------------



/s/ Francois Plamondon
----------------------

Discreet Logic inc. (The Assignor)


/s/ Matthew Carson
------------------

TGR Zone Corporation (The Assignee)


/s/ Joel Weber
--------------

Joel Weber

acting in behalf of and representing

THE PECK BUILDING REG.